Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: H. P. Mechler

Senior Vice President & CFO

281-490-9652

Imperial Sugar Company Announces Update

On Status of Annual Report on Form 10-K

Sugar Land, Texas (December 29, 2011) – Imperial Sugar Company (NASDAQ: IPSU), announced today it has not filed its Annual Report on Form 10-K for the year ended September 30, 2011. The Company has not received audited financial statements from Louisiana Sugar Refining, LLC (“LSR”), a significant equity method investee, to allow the Company and its auditors to place reliance on such financial statements in its SEC filings. As a result, the Company is unable to file its Annual Report on Form 10-K at this time. The Company has been advised by LSR that it expects to issue such audited financial statement during the first week of January 2012. The Company previously filed a Form 12b-25 with the Securities and Exchange Commission which provided certain unaudited preliminary financial information for its fiscal year ended September 30, 2011. The Company will reschedule its conference call with investors once the Form 10-K filing has been made.

About Imperial Sugar

Imperial Sugar Company is one of the largest processors and marketers of refined sugar in the United States to food manufacturers, retail grocers and foodservice distributors. The Company markets products nationally under the Imperial®, Dixie Crystals® and Holly® brands. For more information about Imperial Sugar, visit www.imperialsugar.com and www.iscnewsroom.com.